UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2021
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange	(NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange	(NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange	(NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange	(NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Common Stock Offering

On November 17, 2021, AG Mortgage Investment Trust, Inc. (the “Company”) and AG REIT Management, LLC, the Company's external manager (the “Manager”), entered into an underwriting agreement (the “Underwriting Agreement”), with Credit Suisse Securities (USA) LLC, JMP Securities LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein (the “Underwriters”), for the issuance and sale of 7,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Underwriters agreed to purchase the Common Stock from the Company at a price of $9.9425 per share (or $10.25 per share, in the case of shares of the Common Stock purchased by the Manager and David Roberts, the Company's Chairman and Chief Executive Officer, as described below), resulting in net proceeds to the Company of approximately $69.6 million, after deducting estimated offering expenses. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,050,000 shares of Common Stock.

The transaction contemplated by the Underwriting Agreement closed on November 22, 2021 (the "Closing"). In the Underwriting Agreement, the Company made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

In addition, the Manager and David Roberts, the Company's Chairman and Chief Executive Officer, purchased 700,000 and 200,000 shares, respectively, of the shares of Common Stock purchased by the Underwriters. Such shares were purchased at the public offering price, or $10.25 per share, and were not subject to any underwriting discounts or commissions.

The offering and sale of Common Stock were made pursuant to a preliminary prospectus supplement and final prospectus supplement, dated November 15, 2021 and November 17, 2021, respectively, related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-255931), each of which has been filed with the Securities and Exchange Commission. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. The legal opinion of Venable LLP relating to the legality of the Common Stock is attached as Exhibit 5.1 hereto.

Management Agreement Amendment

Concurrently with the Closing, the Company entered into a third amendment (the "Amendment") to the Company's management agreement, dated as of June 29, 2011 (as amended from time to time, the "Management Agreement"), with the Manager, pursuant to which the Company will pay the Manager an annual incentive fee in addition to the base management fee. Pursuant to the Amendment, the Manager waived the annual incentive fee with respect to the fiscal years ending December 31, 2021 and December 31, 2022, and the annual incentive fee will first be payable with respect to the fiscal year ending December 31, 2023.

Pursuant to the Amendment, the annual incentive fee with respect to each applicable fiscal year will be equal to 15% of the amount by which the Company's cumulative adjusted net income (as defined in the Amendment) from the date of the Amendment exceeds the cumulative hurdle amount (as defined in the Amendment), which represents an 8% return (cumulative, but not compounding) on an equity hurdle base consisting of the sum of (i) the Company's adjusted book value (calculated in the manner described in the Company's public filings) as of October 31, 2021, (ii) $69.6 million, and (iii) the gross proceeds of any subsequent public or private common stock offerings by the Company. The annual incentive fee will be payable in cash, or, at the option of the Company's board of directors, shares of Common Stock or a combination of cash and shares.

In addition, pursuant to the Amendment, the current term of the Management Agreement was extended until June 30, 2023, unless earlier terminated in accordance with its terms. Thereafter, the Management Agreement will continue to renew automatically each year for an additional one-year period, unless the Company or the Manager exercise its respective termination rights. All other terms and conditions of the Management Agreement continued without change. Following the execution of the Amendment, the Company no longer expects to continue its historical practice of making periodic equity grants to the Manager pursuant to the Company's manager equity incentive plan.

A copy of the Amendment is filed as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Underwriting Agreement, dated November 17, 2021, by and among AG Mortgage Investment Trust, Inc., AG REIT Management, LLC, and Credit Suisse Securities (USA) LLC, JMP Securities LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein

5.1	Opinion of Venable LLP
10.1	Third Amendment to Management Agreement, dated as of November 22, 2021, by and between AG Mortgage Investment Trust, Inc. and AG REIT Management, LLC
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ JENNY B. NESLIN
Name: Jenny B. Neslin
Title: General Counsel and Secretary